SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 22, 2006

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 22, 2006, CBL & Associates Properties, Inc. (the “Company”) amended its unsecured credit facility with Wells Fargo Bank to increase the availability from $500.0 million to $560.0 million, extend the maturity date from August 27, 2006 to August 27, 2008 plus three one-year extension options, amend certain financial covenants to provide the Company with enhanced borrowing flexibility, increase the limit on the maximum availability that the Company may request from $600.0 million to $700.0 million and add a letter of credit feature to the credit facility. The credit facility will bear interest based on leverage in the range of 75 to 120 basis points over the London Interbank Offered Rate (“LIBOR”). The Company will also pay customary fees based on the total amount available under the credit facility and amounts outstanding under letters of credit. The Company may prepay advances under the credit facility at any time without premium or penalty. If at any time the total outstanding advances exceed the total committed amount, the Company may be required to repay the excess advances. As of August 22, 2006, there were total borrowings of $350.0 million outstanding under the unsecured credit facility.

The banks participating in the unsecured credit facility include Wells Fargo Bank as Administrative Agent and Co-Lead Arranger; KeyBank as Syndication Agent and Co-Lead Arranger; and Wachovia Bank and LaSalle Bank as Co-Documentation Agents. Also participating are U.S. Bank, National City Bank of Kentucky, Societe Generale, Union Bank of California, PNC Bank, EuroHypo and Bank of America. The Company has customary corporate and commercial banking relationships with several of the lenders and agents.

So long as no event of default exists, the Company has the right to request increases in the aggregate amount of the commitment provided that the aggregate commitment shall not exceed $700.0 million. The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, and limitations on cash flow distributions. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders’ commitments may be terminated.

The amended and restated credit facility agreement is attached as Exhibit 10.17.5.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit Number	Description
10.17.5

Amended and Restated Unsecured Credit Agreement dated as of August 22, 2006 by and among CBL & Associates Limited Partnership, as Borrower, CBL & Associates Properties, Inc., as Parent, solely for the purposes set forth in Section 12.19., the Financial Institutions Party Hereto and Their Assignees Under Section 12.5., as Lenders, Wells Fargo Bank, National Association, as Administrative Agent and Co-Lead Arranger, KeyBanc Capital Markets, as Co-Lead Arranger, KeyBank National Association, as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and LaSalle Bank National Association, as Documentation Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman, Chief Financial Officer
and Treasurer

Date: August 25, 2006